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                                                                   Exhibit 10.23


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.




February 9, 1998

James O. Mitchell
VP Operations and Chief Financial Officer
First Virtual Corporation
3393 Octavius Drive
Santa Clara, California

        Re:    IBM Reference Selling of FVC Products

Dear Jim,

This letter sets forth the terms and conditions under which International Business Machines Corporation (IBM) will have the right to refer customers or potential customers to First Virtual Corporation (FVC) in connection with IBM marketing efforts where there is a potential opportunity for FVC to market FVC's video products in conjunction with IBM's ATM based hardware and services offerings.

1. RIGHT TO REFERENCE FVC

IBM shall have the right, but not the obligation, to refer customers to FVC or recommend that FVC contact a particular customer in marketing situations where IBM believes there may be a demand for a FVC video solution.

Each party shall sell their respective products pursuant to their own terms, conditions and warranties. Neither party shall be considered an agent, reseller or remarketer of the other party and neither party will make any statement or representation to any customer or other third party that would imply or suggest that the other party has any obligation to the customer concerning the selling party's products.

2. COMPENSATION BY FVC

For all sales of FVC products to customers where the customer was referred to FVC by IBM or to customers where IBM recommended that FVC contact the customer as set forth in Section 1 above FVC shall pay IBM as set forth below. For purposes of this Section sales shall include follow-on sales made to the customer for a period of [*] after the initial sale.
FVC shall pay IBM as follows:

    (a) [*] % of FVC's gross sales revenues, after adjusting for applicable trade and volume discounts, on the products sold by FVC to the customer shall be paid to IBM as a sales commission which IBM shall pass along to the appropriate IBM sales representatives;

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    (b)     [*] % of FVC's gross sales revenues, after adjusting for applicable trade and volume discounts, on the products sold by FVC to the customer shall be paid to IBM to be used for the funding of education and training and other promotional efforts as set forth in
            Section 3 below.

Payments under this section shall be made within 30 days after each calendar quarter. The payment will be accompanied by a report detailing the sales activity and related commission. Payment shall be mailed to the following address:

        IBM Corporation
        Daniel Knepper
        3039 Cornwallis Rd.
        P.O. Box 12195
        Building 656/E103
        Research Triangle Park, NC 27709

3. TRAINING AND PROMOTIONAL EFFORTS

The [*] % commission set forth in 2(b) above will be used by IBM for training and education of certain IBM sales personnel and for other promotional and marketing efforts related to FVC products. The details of this training shall be discussed between FVC and IBM provided however that IBM shall, at its own discretion, determine the specific resources and personnel it will provide in connection with any training and will have full discretion as to how the commission dollars will be spent. The training may include, but shall not be limited to, joint training with FVC to inform IBM sales personnel of the FVC product line and the customer value of the combined FVC/IBM product set. Where appropriate and possible IBM, at its discretion, may include FVC in sales kickoff meetings, customer briefings, and industry shows. IBM may also utilize the commission dollars to purchase or upgrade FVC demo equipment. IBM shall have no obligation to expend any funds for purposes of this training and promotion in excess of the [*] % commission received from FVC for product sales.

4. The representatives of each party who shall be responsible for the coordination of this Agreement currently are:

        For IBM:      Nick Balafas
                      3039 Cornwallis Road
                      P.O. Box 12195
                      Building 660/D309
                      Research Triangle Park, NC  27709

        For FVC:      James O. Mitchell
                      3393 Octavius Drive
                      Suite 102
                      Santa Clara, California 95054


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If a party changes a representative it shall notify the other party of the change in writing. All notices or other communications under this Agreement shall be mailed to each party's representative at the addresses set forth in this Section.

5. Either party may terminate this Agreement upon 30 (thirty) days written notice without any further obligation to the other party other than the payment of money owing.

6. Neither party makes any representations or warranties to the other concerning the success of any marketing efforts related to this Agreement or the products of either party. This Agreement does not obligate either party to market or sell the other party's products. IBM shall have full discretion in determining if and when to refer a customer to FVC or recommend that FVC contact a customer and IBM makes no representations or warranties that it will make any such references or that any customers referred to FVC will make any purchases.

7. This Agreement shall be governed in all respects by the laws of the state of New York as they apply to contracts executed and fully performed in New York. IBM and FVC each waive the right to a jury trial in any proceeding arising under or in connection with this Agreement.

8. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements, written or oral, relating to the subject matter hereof. No amendments or modifications hereof shall be valid or binding upon the parties, unless made in writing and signed by authorized representatives of each party.

9. Neither party shall sell, transfer, or assign any right or obligation hereunder without the prior written consent of the other party. Any attempted act in derogation of the foregoing shall be null and void.

10. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, the remaining provisions shall not be affected.

11. Except as expressly noted elsewhere, each party shall bear its own costs and expenses associated with the performance of this Agreement.

12. Except for FVC's obligation to pay commission hereunder either parties' total liability for damages to the other for any and all causes whatsoever under or in connection with this Agreement shall be limited to a total of [*] except that in the case of a breach of the second paragraph in Section 1 entitled "RIGHT TO REFERENCE FVC" the limitation of shall be [*].

IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, INCLUDING LOST PROFITS OR LOST SAVINGS EVEN IF ADVISED OF THE POSSIBLITY OF SUCH DAMAGES. NEITHER


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PARTY WILL BE LIABLE FOR ANY CLAIMS OR DAMAGES BASED UPON ANY THIRD PARTY
CLAIMS.

IN WITNESS OF THE FOREGOING, IBM AND FVC HAVE CAUSED THIS LETTER AGREEMENT TO BE EXECUTED BY THEIR AUTHORIZED REPRESENTATIVES AS OF THE DAY AND YEAR LAST WRITTEN BELOW.

ACCEPTED AND AGREED TO:

INTERNATIONAL BUSINESS                           FIRST VIRTUAL CORPORATION
MACHINES CORPORATION
By:     /s/ James R. McHugh                      By:     /s/ J.O. Mitchell
  ---------------------------------                -----------------------------
Name:   James R. McHugh                          Name:   J.O. Mitchell
Title:  Manager, Sales Operations                Title:  COO/CFO
Date:   2/10/98                                  Date:   2/11/98


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